UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

AN2 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41331	82-0606654
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1800 El Camino Real, Suite D

Menlo Park, California 94027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 331-9090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 4, 2024, the Board of Directors of AN2 Therapeutics, Inc. (the “Company”) appointed Joshua Eizen, the Company’s current Chief Legal Counsel, age 47, as Chief Legal Officer and Chief Operating Officer of the Company, effective immediately (the “Effective Date”). Biographical and other information required by Item 5.02(c) of Form 8-K regarding Mr. Eizen has been previously disclosed by the Company in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024, which information is incorporated herein by reference.

In connection with his appointment, Mr. Eizen received an annual salary increase to $450,000, an option to purchase 63,000 shares of the Company’s common stock, and 31,500 restricted stock units. The options vest as to 1/48th of the shares on each monthly anniversary of the Effective Date, and the restricted stock unit vest as to 25% of the shares each annual anniversary of the Effective Date, in each case, subject to Mr. Eizen’s continued service with the Company.

Mr. Eizen is not and has not been involved in any related-party transactions with the Company requiring disclosure under Item 404(a) of Regulation S-K. Mr. Eizen does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2024		AN2 Therapeutics, Inc.

	By:	/s/ Lucy O. Day
Lucy O. Day
Chief Financial Officer